Exhibit 10.4
CROWDSTRIKE HOLDINGS, INC.
2019 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
OUTSIDE DIRECTORS – INITIAL GRANT
Unless otherwise defined herein, the terms defined in the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Agreement, which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, and all other exhibits and appendices (all together, the “Award Agreement”).
NOTICE OF RESTRICTED STOCK UNIT GRANT
Participant:    [_]
Address:    [_]
CrowdStrike Holdings, Inc. (the “Company”) has granted Participant the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number:      [_]
Date of Grant:      [_]
Number of Restricted Stock Units:      [_]
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
1/3 of the Restricted Stock Units will vest on each of the first three anniversaries of [_], in each case subject to the Participant’s continued service on the Board through the applicable vesting date.
Notwithstanding anything to the contrary herein, in the event of a Change in Control, 100% of the Restricted Stock Units shall fully vest as of the date of such Change in Control, subject to the Participant’s continued service on the Board through the date of such Change in Control.
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units (or a portion thereof), the unvested Restricted Stock Units (or the unvested portion thereof) and Participant’s right to acquire any Shares hereunder will immediately terminate.
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Exhibit 10.4
If Participant does not wish to accept this Award Agreement and the Restricted Stock Units granted hereunder, Participant must inform the Company in writing (by writing to stockadmin@crowdstrike.com) within forty-five (45) days after the Date of Grant, in which case the Company will cancel this Award and the Restricted Stock Units granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company. If, during such period, Participant does not inform the Company in writing of his or her refusal to accept this Award of Restricted Stock Units, then Participant will be deemed to have accepted this Award of Restricted Stock Units and, by accepting, to:
•agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document;
•acknowledge receipt of a copy of the Plan;
•acknowledge that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement;
•agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement; and
•agree to notify the Company upon any change in his or her residence address.

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Exhibit 10.4
EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
a.Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.
b.Company’s Obligation to Deliver and Settle. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to settlement of any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
c.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.
d.Settlement after Vesting.
i.General Rule. Subject to Section 8, any Restricted Stock Units that vest will be settled to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be settled in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.
ii.Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A of the Code. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.
e.Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no

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reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.
f.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent such designation is permitted by the Company and the Company has determined it to be valid under applicable law), or if no beneficiary has been validly designated or no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
g.Change in Control. Subject to the terms set forth in the Notice of Grant, in the event of a Change in Control, the Administrator will have full discretion, subject to any applicable regulatory approvals, to take whatever actions it deems necessary or appropriate with respect to the Restricted Stock Units, in accordance with Section 15 of the Plan.
h.Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company (or any of its affiliates), the ultimate liability for any income tax, social insurance, excise tax, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility, and Participant shall be solely responsible for any and all such applicable taxes and penalties, and any interest that accrues thereon, that the Participant incurs in connection with participation in the Plan and the receipt, vesting or settlement of any Restricted Stock Units granted hereunder. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company (or its applicable affiliate) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
i.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
j.Grant Is Not Transferable. Except to the limited extent provided in Section 6, Section 14 of the Plan will govern the transferability of the Restricted Stock Units.
k.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

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i.the grant of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
ii.all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;
iii.Participant is voluntarily participating in the Plan;
iv.the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable and cannot be predicted with certainty;
v.for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or similar laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or similar period mandated under laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);
vi.unless otherwise agreed with the Company, the Restricted Stock Units and Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary; and
vii.for Participants who reside outside the United States, the following additional provisions shall apply:
1.the Restricted Stock Units and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
2.the Restricted Stock Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

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Exhibit 10.4
3.no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or similar laws in the jurisdiction where Participant is engaged or the terms of his or her service agreement, if any); and
4.neither the Company nor any of its affiliates shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of Restricted Stock Units or subsequent sale of Shares acquired upon settlement.
l.Tax Consequences and Acknowledgements.
i.Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
ii.Participant acknowledges that the Company and its affiliates (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.
m.Data Protection.
i.Data Processing. By participating in the Plan, Participant understands and acknowledges that it is necessary for the Company, Parent and any of their Subsidiaries or affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about Participant as described in Section 28 of the Plan. This personal data (hereinafter “Data”) includes but is not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or any applicable affiliate of the Company. This may include the international transfer of Participant’s Data to a jurisdiction that might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant's country of residence.

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ii.Necessary Disclosure of Data. Participant understands that providing the Company with Data is necessary for performance of the Award Agreement and that Participant’s refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and legitimate interests and may affect Participant’s ability to participate in the Plan.
iii.Data Processing and Transfer Consent. Notwithstanding the foregoing, if Participant is located in a jurisdiction for which the lawful bases for processing and transferring personal data described in the Plan are not recognized, then, to the extent applicable, Participant hereby unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data, as described above and in any other grant materials, by and among, as applicable, the Company and any affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that he or she may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. If Participant does not consent or later seeks to revoke his or her consent, Participant’s service with the Company or its applicable affiliate will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units or other Awards to Participant under the Plan or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact his or her local human resources representative.
n.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
o.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, CA 94086 United States or at such other address as the Company may hereafter designate in writing.
p.Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
q.Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of

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Exhibit 10.4
Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
r.Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). The Administrator’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Restricted Stock Units or other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.
s.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
t.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
u.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
v.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to the United States and Participant’s country, the broker's country or the country in which the Shares are listed (if different), which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.
w.Foreign Asset/Account, Exchange Control and Tax Requirements. Participant acknowledges that, depending on his or her country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including proceeds from the sale of Shares and dividends paid on Shares) in, to and/or from a brokerage or bank account or legal entity outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. Participant also may

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be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on this matter.
x.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
y.Modifications to the Award Agreement. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Subject to Sections 15 and 21 of the Plan, modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Award of Restricted Stock Units.
z.No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
aa.Governing Law and Venue. This Award Agreement and the Restricted Stock Units will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in any United States federal court located in the State of Delaware or any other state court in the State of Delaware, and no other courts.
ab.Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.
ac.Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter

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hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

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